Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated August 6, 2015, with respect to the consolidated financial statements of Home Brew Mart, Inc. included in the Post-Effective Amendment No. 1 Registration Statement (Form S-3) and related Prospectus of Constellation Brands, Inc.

/s/ Ernst & Young LLP

San Diego, California

November 28, 2016